UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 20, 2005

CTI INDUSTRIES CORPORATION
(Exact name of registrant as specified in its charter)

Illinois	0-23115	36-2848943
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

22160 North Pepper Road, Barrington, IL	60010
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (847) 382-1000

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On April 20, 2005, CTI Industries Corporation (“CTI” or the “Company”) received a letter from the NASDAQ Stock Market Inc.’s (“NASDAQ”) staff indicating that CTI is not in compliance with NASDAQ Marketplace Rule 4310 (c) (14), which requires listed companies such as CTI to file with NASDAQ copies of all reports filed or required to be filed with the U.S. Securities and Exchange Commission. Since the Company has to date failed to file its Annual Report on Form 10-K with the SEC, the Company’s securities are, therefore, subject to delisting from the NASDAQ National Market. NASDAQ has modified and appended an “E” to the trading symbol for CTI’s common stock (CTIBE), which will remain until CTI has remedied its filing non-compliance. Under the terms of the notice and NASDAQ rules, delisting of CTI’s stock will be stayed if the Company files with NASDAQ an appeal of the Staff determination set forth in the notice to the Company on or before April 27, 2005. Further, the Company understands that, if it does file its Annual Report on Form 10-K on or before April 27, 2005 an appeal will not be required and no action to delist the Company’s stock will be taken.

The Company believes that it will be able to file its Annual Report on Form 10-K on or before April 27, 2005 and, in any event, does intend to file an appeal and request for hearing with NASDAQ Listing Qualifications Panel on or before that date, if such filing becomes necessary due to the non-filing of the Form 10-K by that date. If an appeal and request for hearing are filed, there can be no assurance that the Panel designated to review the matter will grant the Company’s request for continued listing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CTI Industries Corporation.
(Registrant)

Date: April 22, 2005	By:	/s/ Howard W. Schwan
Howard W. Schwan, President

EXHIBIT INDEX

Sequential	Exhibit
Page Number	Number	Document

4	99.1	Press Release entitled “CTI Industries Corporation Receives NASDAQ Notice of Possible Delisting”